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                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                                   FORM 8-K

                                CURRENT REPORT


                      PURSUANT TO SECTION 13 OR 15(D) OF
                      THE SECURITIES EXCHANGE ACT OF 1934



     Date of Report (Date of earliest event reported):  September 29, 1998



                              APPLIED POWER INC.
                              -----------------
            (Exact name of Registrant as specified in its charter)


       WISCONSIN                   1-11288                39-0168610
       ---------                   -------                ----------
    (State of Incorporation)   (Commission File No.) (I.R.S. Employer Id. No.)


                        13000 WEST SILVER SPRING DRIVE
                           BUTLER, WISCONSIN  53007
         MAILING ADDRESS:  P. O. BOX 325, MILWAUKEE, WISCONSIN  53201
         ------------------------------------------------------------
              (Address of principal executive offices) (Zip Code)

                                (414) 781-6600
                                --------------
             (Registrant's telephone number, including area code)
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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS
---------------------------------------------

     ACQUISITION OF RUBICON

     On September 1, 1998, Applied Power Inc. ("Applied Power") announced that it had reached agreement with the Board of Directors of Rubicon Group plc ("Rubicon") on the terms of a recommended cash tender offer (with a guaranteed loan note alternative) to be made by APW Enclosure Systems Limited, a United Kingdom subsidiary of Applied Power (the "Purchaser"), to acquire the entire issued share capital of Rubicon (the "Offer"). The Rubicon common shares are publicly traded on the London Stock Exchange. Pursuant to the tender offer, which commenced September 1, 1998 and was made by Goldman, Sachs & Co., an investment banking firm, on behalf of the Purchaser, the Purchaser offered to pay 2.35 pounds sterling, net to the seller in cash, for each of Rubicon's approximately 88 million issued common shares and .50 pounds sterling, net to the seller in cash, for each of Rubicon's approximately 100,000 cumulative preference shares (the "Offer Price"). The Offer Price values Rubicon's entire issued share capital at approximately 207 million pounds sterling, or approximately $346 million.

     On September 29, 1998, Applied Power announced that the Purchaser had accepted for payment all the Rubicon shares which had been tendered pursuant to the Offer at the Offer Price. The tendered shares accepted for payment as of September 29, 1998 totaled over 66.8% of the outstanding common shares and 12.6% of the outstanding preference shares. Apart from these, the Purchaser acquired or agreed to acquire another 19.7% of Rubicon's issued common shares, so that after accepting the shares tendered, the Purchaser owned or had accepted over 86.5% of Rubicon's common shares and 12.6% of the preference shares. The shares accepted were paid for on October 14, 1998.

     The Offer remained open. The Purchaser expects that additional shares will be tendered which will bring its total ownership to over 90% of Rubicon's common shares. In that event, the Purchaser would invoke Section 429 of the U.K. Companies Act of 1985, as amended, to acquire the remaining outstanding common shares of Rubicon, so that after the required procedures are completed, the Purchaser will own all of the issued common shares of Rubicon.

     Rubicon is a United Kingdom company that manufactures complex electronic enclosures and related system sub-assemblies and bonded magnets. The acquisition of Rubicon will further expand Applied Power's electronic enclosures capabilities in Europe and will enhance its ability to supply backplanes, power supplies, and thermal management solutions and the integration of these components and others into the enclosure. In its fiscal year ended May 31, 1998, Rubicon earned 20.7 million pounds sterling of operating profit (approximately $33.7 million) on sales of 241.1 million pounds sterling (approximately $393.5 million). Of those sales, 33.6% were outside Europe.

     Applied Power is undertaking a thorough review of Rubicon's operations and studying the manner in which its operations can best be optimized within Applied Power, and intends to take such actions as a result of this review as may be deemed appropriate under the circumstances. Applied Power currently intends to continue the primary business operations of Rubicon, and to continue to use the physical assets of Rubicon's primary business operations for that purpose, while integrating such operations with its own.

     FINANCING OF THE OFFER

     The total amount of funds required if all of the Rubicon shares are acquired is currently estimated to be approximately $365 million, including related fees and expenses. The Purchaser

                                       2

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obtained all of the funds it expended from Applied Power. To provide the necessary funds, Applied Power and Enerpac B.V., a Netherlands subsidiary of Applied Power, as Borrowers, entered into a Multicurrency Credit Agreement, dated as of October 14, 1998 (the "Credit Agreement"), with Bank of America National Trust and Savings Association, as Administrative Agent, The First National Bank of Chicago, as Syndication Agent, Societe Generale, as Documentation Agent, and various financial institutions from time to time party thereto as Lenders, providing for a $850 million 5-year revolving credit facility (the "Facility"). The Credit Agreement was arranged by NationsBanc Montgomery Securities LLC.

     In conjunction with the closing of the Facility, Applied Power terminated its prior $700 million 5-year revolving credit facility (the "Prior Facility"), and used certain funds received under the Facility to repay borrowings under the Prior Facility. The Facility is to be used to finance the Offer, to refinance existing indebtedness (including the Prior Facility), and to provide for working capital, capital expenditures and for other general corporate purposes.


ITEM 7.     FINANCIAL STATEMENTS AND EXHIBITS
---------------------------------------------

  (a)     Financial Statements of Businesses Acquired:

          It is impracticable to provide the required financial statements at the time this report is being filed. Appropriate financial statements relating to Rubicon Group plc will be filed as soon as practicable as an amendment to this report, and in any event not later than December 14, 1998.


  (b)     Pro Forma Financial Information:

          It is impracticable to provide the required pro forma financial information at the time this report is being filed. Appropriate pro forma financial information relating to Applied Power Inc. will be filed as soon as practicable as an amendment to this report, and in any event not later than December 14, 1998.

  (c)     Exhibits:

          See the Exhibit Index following the Signature page of this Report, which is incorporated herein by reference.

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                                   SIGNATURE


  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.



                                   APPLIED POWER INC.



Date:  October 14, 1998            By: /s/Robert C. Arzbaecher
                                       -----------------------
                                       Robert C. Arzbaecher,
                                       Vice President and
                                       Chief Financial Officer

                                       4
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                              APPLIED POWER INC.

                                 EXHIBIT INDEX
                                      to
                            FORM 8-K CURRENT REPORT
                      Date of Report:  September 29, 1998



Exhibit                                                            Filed
Number              Description                                   Herewith
------              -----------                                   --------

4.1                 Multicurrency Credit Agreement                       X
                    dated as of October 14, 1998 among
                    Applied Power Inc. and Enerpac B.V.,
                    as Borrowers, various financial institutions from time to time party thereto, as Lenders, The First National Bank of Chicago, as
                    Syndication Agent, Societe Generale, as
                    Documentation Agent, and Bank of America
                    National Trust and Savings Association, as
                    Administrative Agent, arranged by NationsBanc
                    Montgomery Securities LLC.

                                       5